SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 11, 2005
(Date of Report)
(Date of earliest event reported)

ONYX SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-25361	91-1629814
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 – 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of principal executive offices, including Zip Code)

(425) 451-8060

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) Resignation of Chief Financial Officer.

     On March 11, 2004, Onyx’s Chief Financial Officer and Executive Vice President, Brian C. Henry, announced his resignation from Onyx. Mr. Henry has stated that he expects to remain with Onyx during a transitional period through at least mid-April, 2005, and that he intends to sign the company’s annual report on Form 10-K for fiscal 2004. Mr. Henry’s resignation was not the result of any disagreement between Onyx and Mr. Henry on any matter relating to Onyx’s operations, policies or practices and does not relate in any way to Onyx’s filing of a Form 12b-25 (Notification of Late Filing) with respect to its annual report on Form 10-K for fiscal 2004.

     Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     99.1     Press Release of Onyx Software Corporation dated March 15, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Date: March 15, 2005	By:	/s/ Janice P. Anderson

Name: Janice P. Anderson
Its: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release of Onyx Software Corporation dated March 15, 2005